EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                           Jurisdiction of
         Subsidiary                                        Organization
         --------------                                    ------------------

AMREP Metro Services, Inc.                                 New York
AMREP Southwest Inc.                                       New Mexico
         AMREP Southeast, Inc.                             Florida
         AMREPCO Inc.                                      Colorado
         Eldorado at Santa Fe, Inc.                        New Mexico
El Dorado Utilities, Inc.                                  New Mexico
Kable News Company, Inc.                                   Illinois
         Kable Fulfillment Services of Ohio, Inc.          Delaware
         Kable News Company of Canada, Ltd.                Ontario, Canada
         Distribunet Inc.                                  Delaware
              Magazinet Management, L.L.C.                 Delaware
                  Magazinet, L.P.                          Delaware
         Kable Distribution Services, Inc.                 Delaware
              Kable News Export, Ltd.                      Delaware
              Kable News International, Inc.               Delaware
              Magazine Connection Inc.                     Delaware